UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2016

HEXION INC.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)
614-225-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

On June 30, 2016, Hexion Inc. (the “Company”) completed the sale (the “Transaction”) of its Performance Adhesives, Powder Coatings, Additives & Acrylic Coatings and Monomers (“PAC”) businesses pursuant to the terms of a Purchase Agreement with Synthomer plc (the “Buyer”) dated March 18, 2016 (as amended, the “Purchase Agreement”). The PAC business includes manufacturing sites in Sokolov, Czech Republic; Sant’Albano, Italy; Leuna, Germany; Ribecourt, France; Asua, Spain; Roebuck, South Carolina; and Chonburi, Thailand. PAC produces resins, polymers, monomers and additives that provide enhanced performance for adhesives, sealants, paints, coatings, mortars and cements used primarily in consumer, industrial and building and construction applications. The employment relationships with the employees at these facilities, the PAC management team and other employees affiliated with PAC have been transferred to the Buyer in connection with the Transaction. Neither the Company nor any of its officers and directors, or associates of such persons, have any material relationship with the Buyer.

The Company received gross cash consideration for the PAC business in the amount of $226 million, less approximately $6 million relating to liabilities transferred to the Buyer, net of cash and estimated working capital that transferred to the Buyer as part of the Purchase Agreement. A subsequent post-closing adjustment to the purchase price will be made in accordance with the Purchase Agreement.

As part of the Transaction, the Company will provide certain transitional services to the Buyer for an initial period of six months pursuant to a Transitional Services Agreement, which may be extended an additional three months by the Buyer, and potentially longer by mutual agreement of the parties. The purpose of these services is to provide short-term assistance to the Buyer in assuming the operations of the PAC business. These services do not confer to the Company the ability to influence the operating or financial policies of the PAC business under its new ownership.

Item 9.01     Financial Statements and Exhibits

(b)	Pro Forma Financial Information.

Attached as Exhibit 99.1 hereto are an unaudited pro forma balance sheet as of March 31, 2016 and unaudited pro forma income statements for the year ended December 31, 2015 and the three months ended March 31, 2016.

(d)	Exhibits.

Exhibit 99.1    Unaudited pro forma financial statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEXION INC.

Date:	July 7, 2016	/s/ George F. Knight
George F. Knight
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited pro forma financial statements.